Exhibit 99.2

Tidewater Inc.

February 7, 2012

12:35 PM ET

Greg Lewis:	Good morning. It’s with great pleasure I get to introduce Joe Bennett from Tidewater. I’m sure Joe’s going to have some interesting things to say, being as last week they pretty much had a phenomenal quarter and I guess we’ll see if there’s a little bit more of that to come. So with that —

Joe Bennett:	Greg, thank you very much. I tell you, if someone could close that back door — we’re getting glare coming right in on us. This is about my seventh or eighth year of presenting at this conference and what a great venue it is to come here every year and so I thank you, Greg, and the Credit Suisse people for inviting Tidewater back. We’ll sound like an airline up here by saying we know you have choices of what presentation you want to hear or one-on-ones or even better being out on the slopes. So, for the people that are here to hear the story, I appreciate your attendance.

Let’s get started, we do have to always start unfortunately with our forward-looking disclaimer. So, we’ll do that. You hear enough of those during the day.

Some key takeaways that we want everyone to listen to. In each of these bullets I will expand on them as we proceed through this presentation. But things we want you to walk away with knowing Tidewater hopefully a little bit better. We have a culture of safety and operating excellence. You’ll see our approach and I’ll discuss briefly our approach to safety and it is a priority from the top — our Chairman and Board of Directors — all the way down through our organization and it shows in our results.

The macro picture that everyone is much more interested in than necessarily safety, but the macro picture without a doubt is improving. Stable oil prices, when you think of what drives the boat business. In Tidewater it begins with oil prices. I used to say oil and natural gas prices, but it’s much more oil geared these days. Increased E&P spending — virtually every survey that you see — and actual numbers are much better. The expectation for ‘12 and even ‘13 is even better. So that bodes well for people spending the money on companies like ours.

And an improving rig count. If we tell people if you want to track — have one barometer that will drive the boat business, it’s working rig count. Now, some boat companies are more geared to just deepwater or just jackups or just certain geographies. We’re indifferent on all of those. We could care less whether the improvement in the rig count is coming for the smaller jackups to the biggest drill ships and we’re very indifferent on where they are geographically because we are, as you’ll see in a second, almost everywhere where oil and gas is being explored for, developed, et cetera.

We have a history of earnings growth and solid returns. Everybody knows we operate in a business that’s volatile. And you’ll see that in a slide — we have a great slide that shows a full cycle of ups and downs and hopefully we’re in the very, very early innings of what should be a good ballgame. Unmatched scale and scope of operations — you’ll see a map in our distribution of boats around the world, very proud of that. We’ve been in business for over 55 years and have been international all but a couple of those years. So, decades of international experience in most of the regions that we still operate today.

So much emphasis is being geared today and for the last several years on new equipment. And many of our competitors talk about their new boats. You’ll see a slide that puts that in a little perspective of how large Tidewater is. For the last 11 years, we’ve spent almost $4 billion acquiring and building new assets. We have over 200, “new assets” in our fleet operating today. That is by far the largest of any boat operator in the world. So, we’re very proud of that. Again, as to where those boats are currently operating, where they can operate in the future, and more importantly the earnings potential that is provided by that and we’ll wrap up this presentation with that.

And still — and Quinn Fanning, our CFO, is here. Quinn took over three years ago and took over a good solid balance sheet and we sit here today with a good solid balance sheet, having even spent $4 billion over the last 10, 11 years. Still a very strong financial position in order to take advantage of what is still opportunities to acquire and build additional equipment.

So, let’s get started on some of those bullets. The safety — we started several years ago with this snake and Dean Taylor, our Chairman, came up with this and operating safely in our business is like holding the head of a snake. You let it go for a split second and it will bite you. You will have an incident and safety is so important in our industry today by our customer base and by ourselves. We do this more for our own sake. We want our own employees to be able to go home every day or after a hitch is done, safe and free of any injury.

So, with that, from top to bottom, I can’t imagine a company that spends more time on safety initiatives than we do and I think it shows in our results. This is a comparison of our total recordable incident rate. This is per 200,000 man hours, which is kind of a standard in our business. You see Tidewater with the orange column outperforming the Dow Chemicals, the Exxons of the world, the Chevrons — good, solid, safety companies. We currently, this fiscal year , are at a 0.13 TRIR, which may not mean a whole lot to you but it’s — it matches our best safety performance in Tidewater’s 55 year history.

The year’s not over yet, but we hope to be able to even improve on that in the last month or two. We’re a March year end so we’re almost at our fiscal year end. We’ve gone now since August of 2010 without a lost time accident, where someone couldn’t return to work the next day. A year and a half. Operating on this platform which moves — we’re moving cargo, we’re transferring materials every single day around the world in rough seas on unstable platform. In a year and a half, over a year and a half without a lost time accident. And those were the first ones in over two years. So, in the last about three and a half years we’ve had two lost time incidents, which we’re very proud of. That can change tomorrow. It can change today. The snake can always turn around and bite you. So, we spend a lot of time on that. It’s important.

Drivers of our business, I’m going to talk about rig count. So, I’m going to take you through three points in time here, just to put things in a little perspective. We consider kind of June of 2008 to be the peak of the market, the last up cycle. Working rig count was about 600. Of any nature of rigs — drill ships, jackups, semis, et cetera. About 186 rigs under construction. A global OSV population of about 2,000 with 736 under construction. A lot of boats under construction. And the boat to rig ratio, that simple average of 2,000 boats — working or not — divided by the working rigs — working rigs of 600, reached a ratio of 3.37.

What we’ve seen over time is that when that ratio is four or less the benefit goes to the boat companies. We have pricing power. It means utilization is high and pricing improves. When it’s four or over it reverts more to the customers. There’s excess capacity for whatever all the reasons and it goes to them.

So, let’s fast forward. January of ‘11, about a year ago — see the working rig count was less? Rigs under construction were less. Boat count was up. None of that bode well. The good thing was that the backlog for OSV construction had been reduced from about 730 down to about 360, but that boat to rig ratio was up in the high fours, almost five. So, as I just mentioned that doesn’t bode too well for utilization and day rates.

So, let’s now go to January of ‘12. These numbers are up to date about a week or two ago, all per ODS-Petrodata. Working rigs, greater in number than what it was at the peak of the market, rigs under construction, a little less but still solid about 150 new rigs currently under construction nicely divided between floaters and jackups. We don’t want to forget about the jackup market.

Now the OSV global population, working or not, is about 2,700. Interesting enough, about 700 of those, you’ll see it on the next slide, are old boats — 25 years old or older. Our belief is about half of those are already stacked and not working and probably never expected to work again. OSVs under construction — about 450. And the boat to rig ratio, 4.3 — we’re heading in the right direction, but we’re not yet at the four or below level.

So, we think about this as — where do we go from here? Where might we go? Well, the 148 rigs you can make an argument that they’re all going to be delivered, they’re all going to work. We recognize there’s some old rigs out there. Some of those may go away. So, if you — let’s make the assumption that half — and I’m not predicting this — but half of those 148 are incremental rigs that go to work.

So, you get to a number of about 700 rigs that are operating when these rigs get delivered. If you make the assumption that of the 700 or so old boats that somewhere between half and all of those go away over the same period of time and that the 448 get delivered and are all in the population, you end up with a population somewhere in about the 2,300 to 2,500 boat count. What’s the boat to rig ratio? 3.5 to four.

So, once again, why are we optimistic? Well, we’re optimistic because again, oil prices are good, the rig count seems to be moving in our favor, I think because of lack of credit, credit availability, we don’t see people rushing to the shipyards. That backlog of OSVs of 400 to 450 has been pretty stagnant over the last year or so. What may happen from here? We’re not sure. But as we look at the competitive landscape what you do see is a lot of Norwegian players, a lot of US players that are very highly levered, have very limited access to credit and even if they care to build some more boats, I’m not sure they’re in a position to do so.

So, that’s the kind of macro view. Again, this is the worldwide population of OSVs. Currently that number is in the 2,700 to 2,800 range as I just showed you. You see these are the deliveries over all these different years — we went through about 10 or 15 years where virtually no boats were built. Mid-’80s to about 2000, very, very limited number of new boats entered our market and then we’ve gone a bit crazy over the last few years. There was a need.

All of those boats to the left of the — or the blue of the red ones — those are the 700 older boats and they’re going to go away. The customers do not want these boats anymore. Their preference, even at higher day rates — is for the new equipment — and they will continue to go away. So, we feel pretty comfortable about the capacity issue as we talk about it currently, knowing that 450 will come in, probably 700 or so will leave over the next year, two years, three years. Pretty quickly. We think probably half of these 700 are already stacked and are for sale or leaving the industry.

Let’s put in perspective where Tidewater stands. These are just OSVs. Anchor handling, towing supply vessels, and PSVs. Compared to our next largest competitors — 264 for Tidewater. While we don’t have competitor names, you’d be familiar if you follow the boat industry, this would be Chouest and Bourbon and Maersk and Swire and Gulfmark would be the ones listed. So, you see the differential. In our case, you have some more traditional boats that are included in that 264, but a big number — you see 160 or so are new that are included in that 264 number. So, we have more new boats than people have total boats of any of our competitors in this towing supply and platform supply vessel category.

The important part to look at and mention on this slide is the last column which you can barely see. But there’s probably another 350 competitors who average about five boats each, little local players all over the world that we have to deal with, that we compete with. It’s a very fragmented market, like it or not, and we’ve been able to and you’ll see in a second to take some of those out — people that have built a boat here, a boat there, got in over their skis a little bit, a little too levered, we’ve been able to acquire. But the competitive landscape in the boat business is still very fragmented.

A history of earnings growth, this is the slide I referred to earlier where it’s kind of a perfect full cycle. We began back in fiscal ‘04, I could take it back even earlier than that after 9-11 when we really bottomed out after that ,but earned about $1.00 that year, up to just short of $8.00. And what we’ve seen the last couple of years is on a fiscal year basis, over the last column, is our $2.40 or so that we have earned in fiscal ‘11. We’re nine months now into this current year and since we don’t give earnings guidance, I won’t say, but we certainly aren’t going to earn $5.00 of earnings this year. It’ll be something lower than that and I’ll stop short of that, of giving any further guidance.

But also included on there is our return. Return on average equity over those periods of times and you see during those three historical years for Tidewater, fiscal ‘07, ‘08, and ‘09 which were the highest earning years in the Company’s history, we got returns, we averaged returns of about 18% to 20% during those years. Can we do that again? People are asking. My guess is — remember during those years we still had a pretty large, “traditional fleet”. Fully depreciated for the most part, so the returns of 18% and 20% although we had a good number of new equipment on there with fully capitalized costs, we still had a good amount of old equipment that had been fully depreciated.

You’ll see my final slide here, where we talk about the earnings capacity of our new fleet in the future and certainly no one is expecting to be, for us even, to put up 18% and 20% returns. We’d love to tell you that we can. And I guess given all the right markets we can, but having this $4 billion base, it’s going to be difficult to do that. And we put up great, great earnings, earning 11% and 12% and 13% returns.

Where are we around the world? Just about everywhere. These boots on the ground represent our offices spread around the globe. And I’ll walk you through. We, in our September quarter, changed our segment reporting from just domestic US and international to four distinct segments and I’ll cover them here — the largest of which — and I’ll go in order, starting with the largest. Sub-Saharan Africa and Europe and for us right now this is all Sub-Saharan Africa, West Africa, and East Africa. So, a good number of equipment. Kind of 45% of our total fleet count. This is our bread and butter. This is where we have the strength of our fleet. Next is the Americas. About 65 boats spread between the US Gulf of Mexico.

We openly admit we have 12 to 15 boats operating in the US. We’re not a big US player anymore and haven’t been for the last five to eight years. We liked our business model internationally better than we did in the Gulf. Now, the Gulf is improving and we have the opportunity given the Jones Act requirements. We have in round numbers about 25 US flag boats that are operating internationally that, if we care to, we can bring back to the Gulf. And anyone that listened to our call last week, Dean Talor our l, CEO said, we’re looking at bringing boats back to the Gulf. We’re also looking at shuffling boats all over the world as we normally do. So, these 65 are spread between the US and then primarily Mexico and Brazil.

The next region which in years past we had very little to say about is MENA — Middle East, North Africa. Now, we’ve got more to say about this. People that have followed us lately know that we work for Saudi Aramco now. A big tender out from Saudi in addition to what is already working for them. They’re not the only customer there. But that is a region — primarily jackup — that is growing. They’re looking for new equipment and experienced operators and we see that as we do all of these regions frankly, as areas of opportunity for growth in the future and where our new boats would go to.

And lastly, from a size standpoint, Asia-Pac. See the number of boats is relatively minimal — 33 spread between all around Southeast Asia and down to Australia. Australia is an improving market. Not a terribly large market, but an improving market. And we tell people for Southeast Asia, I think in the future that probably will be the last region to show its strength — not because the rig market isn’t improving there, because it is. But because most of the boats that are being built, that 450 that are under construction and even ones before that that have been delivered, were built in the Far East. So, short of work anywhere else in the world, they kind of hang around Southeast Asia. So, a little bit more of a capacity issue in Southeast Asia and we believe that will be the last region in the world that picks itself up and those boats need to move out some and we believe will over time.

Again, in the third quarter, we just want to mention our exposure to the Gulf of Mexico, less than — or about 5% of our boat count is in the Gulf, but again an opportunity to bring boats back if we see the opportunity. And we are seeing opportunities in the Gulf of Mexico.

This is our report card on our new build program. We have either built and delivered or still have under construction about 260 total boats. That’s the $4 billion I keep referring to. We’ve already paid and funded almost $3.6 billion of that. So, at the end of December, we have about $400 million left to pay on the 30 boats that you’ll see in a second that are still under construction. We have 211 new boats in our fleet at 12-31 with an average age of just under five years old. So, as we talk about average age of our fleet, which people like to talk about, we’re now, for our active fleet of both new and old boats, we’re under ten years old with that active fleet of 260 or so total active boats in our fleet currently. We’re very proud of that and that’s been a long time coming to get that average age down and it will continue to come down.

30 boats currently under construction. You see the break out. It is primarily geared to deepwater PSVs. These PSVs that you see listed there, I think all but maybe one or two will be classified by us as deepwater. The AHTSs, all of those are shallow water towing supply vessels. That’s our jackup support market that we’re still building into. And while it says crew and tug here, the five are crew boats that we’re building. So, 30 in total. You see the delivery schedule. We expect to deliver seven this current March quarter that we’re in right now and 13 next year, fiscal year, and ten thereafter and the CapEx associated with that. So, we continue to and our desire is to continue to build and acquire boats.

So, what have we done? This shows our own delivery schedule since we started our program, the same 261 vessels, how they were delivered and whether they were built or acquired. And you can see over time we’ve done our share of both — early on we wanted to get into deepwater. We did that more by acquisition. That’s the blue column. So, you see a little bit of that more so in the early years. Then we went through a good period of time where we mostly built, organically built and rebuilt our fleet with new boats — both deepwater and shallow water.

And then as the market dipped in the last three years, we turned our intention back to acquiring again. So, you see the blue line all of a sudden show up again and now we’re seeing the opportunities while they’re still there they certainly are limited for the deepwater PSV market. We’re having a difficult time finding new deepwater PSVs at the price that we want to pay. So, we’re turning our attention back to building again. So, that’s kind of been how we’ve done it.

Now, in a more recent period of time people have criticized us for not doing a company acquisition, an M&A. Well, we feel like we have. I refer you back to that slide that shows our competition. Here in the last 2.5 years we’ve committed to purchase 54 boats. That’s about as big as just about any of those competitors that you saw on that prior slide. So, while we’ve not done a big M&A activity, what we’ve done is one and two boats at a time, getting the exact boats we wanted instead of acquiring a fleet of 20 boats where, boy we liked 15 of the boats, but we didn’t much care for five of them, we were able to pick off one and two boats at a time, exactly what we wanted at the price we wanted.

So, about $1 billion worth of commitments over the last few years, couple of years, and we hope to continue this. It will be driven by — we certainly have the financial capability to continue this effort. It is our desire to continue to add new equipment and take advantage of this improving marketplace. But it has to be at the right price and for the right equipment.

Over the same period of time, what have we paid — how has our cash flow been utilized? Well, the blue column, as you can imagine, is the Capex program and it’s been significant. The little gold part is dividends. And we’ve been a consistent dividend payer to the tune currently of about a 2% yield. Nice yield on our dividend, especially in the OSX and oil service market.

And at times, as we felt appropriate, share buybacks. That’s the red part of the column. Back in ‘07, ‘08, and what people heard last week is we bought back $35 million of our stock in the December quarter when the stock price went down. We averaged about $47.50 a share in that buy back.

The line here shows our cash flow from operations. So, what this slide is meant to depict is that at times we outspent our cash flow from operations. At other times ,we did not. But, we’ve been able to handle this $4 billion Capex program thus far with just a bit of debt which you’ll see in a second and mostly being funded by two things — cash flow from operations and proceeds from the sale of our old equipment. And luckily for us and our industry, our boats have a second and third life. They can go to the fishing industry, outside of the oil and gas industry. They go to fishing and crabbing and they go down to the Caribbean and move cargo around. So, we’re able to generate nice proceeds in regards to our old equipment. Hopefully that will continue.

Quinn and his gang have — did this past year some great financings. We did two private placement financings, raised this kind of money, nice terms, 4.3% coupons. So, fantastic way of raising funds to pay for this CapEx. We also redid our term loan and revolving line of credit. So, $450 million line of credit which is total undrawn now. We just drew on this $125 million term loan and again all at great interest rates that we’ve been very satisfied with and a good use of our balance sheet.

And a quick look at our balance sheet at December 31st that we just presented last week. Still cash of just short of $200 million. That’s prior to drawing down the $125 million term loan that was done in January. Total debt of $825 million. Those are three private placements, an older one that’s about six, seven years old, and those two new ones I just covered. Nice equity base, and a net debt to cap of about 20% and total debt to cap of 25%. So, it’s still a good solid balance sheet, not concerned with over leverage and heading into what we believe will be a good market and still $750 million, in round numbers, of ready liquidity to take advantage of opportunities that we still see to build, acquire, and so forth. So, it puts us in a good mode that not very many people at all in the OSV sector are in this great situation.

Let’s wrap up with our coiled spring slide. What can our new boats do? We were criticized and to a certain extent still get criticized every once in awhile for having old boats that drag us down, so I decided to put up a slide that totally removes the old boats from our projections of what our fleet may look like in the near future. We talk about fiscal ‘14 and I’ve had this slide for a year or so now — fiscal ‘14’s coming at us pretty quickly. But what I try to depict on here is if we take just our new fleet as it exists today, those same 211 boats that I talked about before that are already in our fleet, 30 more boats that you saw before under construction, so they’re in our fleet in the future and an acquisition or new builds of 20 more for the next year or so. So, I end up with a total new fleet in the next couple of years of about 260 to 270 new boats. All the old boats are gone.

I begin this slide with what were the actual average day rates and utilization for our new equipment in the December quarter. It was $14,835 and 83.4% utilization. If you apply that and the operating margin percentage that’s inherent in all of this obviously to get to a net earnings number, you would generate about $3.00 of earnings in the future. Now, recognizing all of this, that have been building the slide for a few years now, this $14,835 which is our actual new boat average day rate in the December quarter, that number in the March quarter of ‘11 — just nine months ago, was $1,000 less. It was $13,850. Somewhere around that range.

So, in that short a period of time for any of our new boats, the average rate has increased that much. Utilization has remained pretty strong and was back then and continues to be in the 82% to 85% range. Good, solid utilization. Say we improve that day rate by 10%. We’re not trying to predict what the earnings will be but just play around with some sensitivities. We improve the utilization just by a little bit to 85% and the day rate by 10%. Earnings jumps to $5.60. We do the same, let’s bump up utilization to 90%. And I stop at 90% because I think that’s maximum effective utilization and we grow the day rate by 10% more to get to earnings of $9.25.

I don’t suggest this is peak earnings. I think we can go past this given all the right circumstances. The margin for instance, the operating margin at that $9.25 of earnings is 56%. What did these new boats do at the peak the last time? 62%. So, I never do grow, at least on this sensitivity, anything greater than about 56% operating margin. The EBITDAs that goes along with, significant cash flows, as you would imagine.

So, with that, my time is up. We finalize all of our presentations with this kind of approach to our strategy is focused on creating long-term shareholder value. We’re an EVA Company. I think you’ve hopefully seen where we do maintain our financial strength. We have no strategy to take us away from that. We want to keep our strong balance sheet to deliver results and to continue to invest whether that’s in stock repurchases, new boats, whatever we invest in on a through cycle basis. So, with that, Greg, we’re done. I can handle some questions if they have any or —

Greg Lewis:	(Inaudible question - microphone inaccessible)

Joe Bennett:	Well, again, you know we have the capacity as we talked about to continue to do that. We’ve always been one that wants to take advantage of the opportunities when they present themselves. The reason we did share repurchases back in the peak of the market and people thought we were crazy when we pulled off — we didn’t stop our Capex program but we pulled back on it just because the pricing of equipment got too expensive. We’re buying boats that are meant to last 25, 30 years. That emphasis that we talk about here on through cycle economics is just that. We know we operate in a volatile environment and we’re not trying to time the market.

What we are trying to do is make the investments, keep our balance sheet clean enough to make the investment when the price of boats go down. So, we’re sitting here now, for instance, we talk about our deepwater anchor handlers. And we just have a few of them. We built those boats for $35 million or less. We’re competing consistently with similar boats that people spent $70 million and $90 million on. So, how competitive can we be? Pretty dang competitive with those.

So, it’s important when — and we consider the spending of money on our investments, the spending of shareholder money on our investments on our boats to be the single biggest thing that we do and biggest decision that we make is the timing of what we want to spend on equipment.

So, our approach is still — our bias is still to continue to acquire or build new assets. We don’t think we’re done. We don’t think we’ll ever be totally done. We’ve been going at a pretty good pace and everybody knows that. I think we will come off of that pace in due time, but I don’t think we will stop our program like we did last time and leave somebody running the Company in the future with what Dean had to deal with ten years ago. Here’s 500 boats and they’re almost at the end of their life. So, our approach is to continue to add some new equipment over time and keep that average age of the fleet rather young.

Greg Lewis:	Thank you very much.

Joe Bennett:	Thank you.